UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 25, 2013

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[      ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On November 25, 2013, Bel Fuse Inc. (the “Company”) issued a press release announcing that its joint petition for certiorari with the United States Supreme Court in the SynQor, Inc. v. Artesyn Technologies, Inc., et al. lawsuit, originally brought in the United States District Court, Eastern District of Texas in November 2007, has been denied.  Accordingly, Bel has paid to SynQor, Inc. previously awarded damages plus interest, totaling $10.9 million.  Of this amount, $8.1 million was recorded by Bel as a litigation charge in its consolidated statement of operations for the fourth quarter of 2010; $1.9 million is covered through an indemnification agreement with one of Bel's customers; and $0.6 million was recorded as an expense by the Company during the second quarter of 2011. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

As described in Item 8.01 of this Report, the following Exhibit is filed as part of this Current Report on Form 8-K:

99.1 Press Release of Bel Fuse Inc. dated November 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bel Fuse Inc. dated November 25, 2013.